     As filed with the Securities and Exchange Commission on July __, 1998
                                                              Reg. No. _______
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       FIELDPOINT PETROLEUM CORPORATION
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)


             COLORADO                             84-0811034
  ------------------------------        ------------------------------
   (State or other jurisdiction                (I.R.S. Employer
         of incorporation                     Identification No.)
         or organization)


          1703 Edelweiss Drive, Cedar Park, Texas        78613
          -----------------------------------------------------
         (Address of principal executive offices, including Zip Code)


                            STOCK OPTION AGREEMENTS
                         -----------------------------
                           (Full title of the plans)


                               Ray D. Reaves Jr.
                             1703 Edelweiss Drive
                           Cedar Park, Texas  78613
                         -----------------------------
                    (Name and address of agent for service)

                                (512) 250-8692
                         -----------------------------
                   (Telephone number, including area code,
                             of agent for service)


                                   Copy To:

                           Clifford L. Neuman, Esq.
                         Neuman, Drennen & Stone, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

==============================================================================

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                          Proposed      Proposed     Amount
Title of                                   Maximum       Maximum       of
Securities                 Amount         Offering      Aggregate     Regis
to be                       to be         Price Per     Offering    -tration
Registered               Registered       Share (1)     Price (1)      Fee
------------------------------------------------------------------------------
Common Stock           600,000 shares       $.10         $60,000      $18.18
$.01 par value
------------------------------------------------------------------------------
Common Stock            50,000 shares       $.75         $37,500      $11.36
$.01 par value
------------------------------------------------------------------------------
Common Stock            5,000 shares        $.88          4,400        $1.33
$.01 par value
------------------------------------------------------------------------------
Total                                                   $101,900     $100.00
------------------------------------------------------------------------------


(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the aggregate exercise price of the outstanding Options.

                       FIELDPOINT PETROLEUM CORPORATION
        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K


     Form S-8 Item
     Number and Caption                   Caption in Prospectus
     ---------------------------------    ---------------------------------

1.   Forepart of Registration             Facing Page of Registration
     Statement and Outside Front          Statement and Cover Page of
     Cover Page of Prospectus

2.   Inside Front and Outside Back        Inside Cover Page of Prospectus
     Cover Pages of Prospectus            and Outside Cover Page of
                                          Prospectus

3.   Summary Information, Risk            Not Applicable
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                      Not Applicable

5.   Determination of Offering Price      Not Applicable

6.   Dilution                             Not Applicable

7.   Plan of Distribution                 Cover Page of Prospectus and Sales
                                          by Selling Securityholder

8.   Description of Securities to be      Description of Securities; Stock
     Registered                           Option Agreement; Sales by Selling
                                          Securityholder

9.   Interests of Names Experts and       Interests of Named Experts and
     Counsel                              Counsel

10.  Material Changes                     Not Applicable

11.  Incorporation of Certain             Incorporation of Certain
     Information by Reference             Documents by Reference

12.  Disclosure of Commission Position    Indemnification
     on Indemnification for Securities
     Act Liabilities

PROSPECTUS
                       FIELDPOINT PETROLEUM CORPORATION
                        655,000 Shares of Common Stock
                               ($.01 par value)

               TO BE ISSUED PURSUANT TO STOCK OPTION AGREEMENTS

     This Prospectus is part of a Registration Statement which registers an aggregate of 655,000 shares of Common Stock, $.01 par value ("Common Stock") of FieldPoint Petroleum Corporation, (the "Company") which may be issued, as set forth herein, to certain directors, key employees and consultants of the Company, pursuant to Common Stock Options exercisable to purchase up to 655,000 shares of Common Stock of the Company (the "Options") issued under six Stock Option Agreements (the "Option Agreements"). The Company has been advised by the Optionholders that they may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market at prices obtainable at the time of sale, or in privately negotiated transactions at prices determined by negotiation. The Optionholders may effect such transactions by selling the shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Optionholders and/or the purchasers of the shares for whom such broker/dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker/dealer may be in excess of customary commissions). The Optionholders, and the brokers and dealers through whom sales of the shares are made, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of Common Stock issuable upon exercise of the Options shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                -----------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                -----------------------------------------------

     This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                -----------------------------------------------

             The date of this Prospectus is _______________, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded in the over-the-counter market and quoted on the OTC Electronic Bulletin Board ("Bulletin Board") under the symbol FPPC.

  The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 655,000 shares of the Company's Common Stock, to be issued by the Company pursuant to a written Stock Option Agreement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

  1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Commission on March 20, 1998, and amended on Form 10-KSB/A as filed with the Commission on April 2, 1998;

  2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, as filed with the Commission on May 14, 1998;

  3. The Company's Current Report on Form 8-K, as filed with the Commission on March 4, 1998, and amended on Form 8-K/A as filed with the Commission on May 1, 1998;

  4. The Company's Current Report on Form 8-K, as filed with the Commission on January 14, 1998.

  All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Ray D. Reaves, President, FieldPoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, Texas 78613.

                                  THE COMPANY

  FieldPoint Petroleum Corporation (the "Company" or "FieldPoint") identifies, acquires and enhances the production of mature oil and natural gas fields located primarily in the mid-continent and the Rocky Mountain region. From 1980 until 1986, the Company was engaged in oil and gas operations. Between 1986 and 1997, the Company did not engage in any oil and gas operations until the completion of the reverse acquisition described below.

  The Company entered into an Agreement dated as of December 22, 1997, with Bass Petroleum, Inc., a Texas corporation ("BPI"), pursuant to which, on December 31, 1997, the Company acquired from the shareholders of BPI an aggregate of 8,655,625 shares of capital stock of BPI, in exchange for the issuance of 4,000,000 unregistered shares of the Company's common stock. The transaction was treated, for accounting purposes, as an acquisition of FieldPoint Petroleum Corporation by Bass Petroleum, Inc. The historical information prior to December 31, 1997 represents the production and activity of BPI. On December 31, 1997, the Company changed its name from Energy Production Company to FieldPoint Petroleum Corporation.

                       DIRECTOR STOCK OPTION AGREEMENTS

  Effective January 1, 1997, the Company executed and delivered to each of its Directors a Stock Option Agreement granting to each such director non-qualified stock options exercisable to purchase shares of the Company's Common Stock.

  Pursuant to the Stock Option Agreements, the Company granted to Ray D. Reaves ("Reaves") non-qualified stock options exercisable to purchase an aggregate of 200,000 shares of the Company's Common Stock, Robert A. Manogue ("Manogue") non-qualified stock options exercisable to purchase an aggregate of 100,000 shares of Common Stock, Roger D. Bryant ("Bryant") non-qualified stock options exercisable to purchase an aggregate of 100,000 shares of Common Stock and Frank Bracken ("Bracken") non-qualified stock options exercisable to purchase an aggregate of 200,000 shares of Common Stock.

  The foregoing options are exercisable by Messrs. Reaves, Manogue and Bryant to purchase shares of the Company's Common Stock at an exercise price of $.10 per share until December 31, 2001 and by Mr. Bracken until December 31, 1998 (the "Expiration Date"). See "OPTION TERMS AND PROVISIONS."

                         OTHER STOCK OPTION AGREEMENTS

  Effective January 1, 1998, the Company executed and delivered two Stock Option Agreements: one to an executive officer and another to a consultant to the Company.

  Pursuant to the Stock Option Agreements, the Company granted to Barry Gross ("Gross") non-qualified stock options exercisable until December 31, 1999 to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $.75 per share, and granted and issued to J. Kelly Latz ("Latz") non-qualified stock options exercisable until December 31, 2000 to purchase an aggregate of 5,000 shares of Common Stock at an exercise price of $.88 per share. Mr. Gross was a consultant and Mr. Latz an officer of the Company on the date of grant and the options were issued in consideration of their providing services to the Company.

                          OPTION TERMS AND PROVISIONS

Option Terms and Provisions
---------------------------
  All of the Options were issued pursuant to the Stock Option Agreements and were not issued pursuant to any program or plan being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Options are as follows:

  (a) OPTION EXERCISE PRICES. The exercise price per share of the Options granted to Mssrs. Reaves, Manogue, Bryant and Bracken is $.10 per share, the exercise price per share of the options granted to Mr. Gross is $.75 per share and the exercise price of the Options granted to Mr. Latz is $.88 per share. Each respective exercise price was established by the Board of Directors and was a price that was equal to or greater than the closing bid price of the Company's Common Stock as quoted on the Bulletin Board on the date of grant.

  (b) TERM OF OPTIONS. The Options granted to Mssrs. Reaves, Manogue and Bryant expire on December 31, 2001, and the options granted to Mssrs. Bracken, Gross and Latz expire on December 31, 1998, December 31, 1999 and December 31, 2000, respectively. The Company may extend the exercise period of any or all of the Options by giving notice of such extension.

  (c) MANNER OF EXERCISE. The holder of the Options may exercise all or any whole number of such Options during the Exercise Period in the manner stated herein. The Exercise Price shall be payable in lawful money of the United States of America. The Optionholder shall surrender to the Company through its Option Agent his/her Option Certificate, together with the Purchase Form attached thereto, executed by the Optionholder or the Optionholder's duly authorized attorney, payment of the Purchase Price in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Options, the number of Options exercised shall be less than the total number of Options evidenced by the surrendered Option Certificate, there shall be issued to the tendering Optionholder a new Option Certificate evidencing the number of Options not so exercised.

  (d) TRANSFERABILITY. The Options are not transferable by the holder thereof.

  (e) REDEMPTION. There are no redemption rights afforded to the Company in connection with the Options.

  (f) ADJUSTMENTS. In the event the Common Stock issuable upon exercise of the Options shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event a Holder of any of the Options shall have the right thereafter to exercise such Option and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Option might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Optionholder shall have the right thereafter, by exercising the Options, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Option might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Options. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

       Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, Options and share purchase agreements now in effect or hereafter outstanding or created,
       (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

  (g) ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the purchase price at any time, or from time-to-time. When any adjustment is made in the purchase price, the Company shall cause a copy of such statement to be mailed to the Optionholder, as of a date within ten (10) days after the date when the purchase price has been adjusted.

  (h) RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Option upon the basis herein set forth will at all times during the term of this Option be reserved for the exercise thereof.

  (i) ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within thirty (30) days after exercise of this Option, a certificate or certificates in the name requested by the Optionholder of the number of shares of Common Stock to which the Optionholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Options shall be validly issued, fully paid and non-assessable.

  (j) NO RIGHT AS STOCKHOLDER. The Optionholder is not, by virtue of ownership of the Option, entitled to any rights whatsoever of a stockholder of the Company.

Federal Income Tax Effects
--------------------------
  A Optionholder does not recognize taxable income on the date of the grant of the Option, which is a non-statutory option, but recognizes ordinary income generally on the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the Option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within thirty (30) days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Optionholder is deductible by the Company in the year that income is recognized.

Restrictions Under Securities Laws
----------------------------------
  The sale of any shares of Common Stock acquired upon the exercise of the Options must be made in compliance with federal and state securities laws. Officers, directors and ten percent (10%) or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and ten percent (10%) and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Exchange Act of 1934.
Section 16(b) of the Exchange Act generally provides that any profit realized by an officer, director or beneficial owner of ten percent (10%) or more of the Company's equity securities from any purchase and sale, or any sale and purchase of any equity security of the Company within any period less than six
(6) months shall inure to and be recoverable by the Company. Section 16(b) exempts all Option exercises from being treated as purchases and, instead, treats a Option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six (6) months of the date of grant.

                           DESCRIPTION OF SECURITIES

  The Company is authorized to issue up to 75,000,000 shares of $.01 par value Common Stock. As of July 15, 1998, 4,413,259 shares of Common Stock were issued and outstanding.

Common Stock
------------
  Each holder of Common Stock of the Company is entitled to one (1) vote for each share held of record. There is no right to cumulative votes for the election of directors. The shares of Common Stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of Common Stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive, pro-rata, the assets of the Company which are legally available for distribution to shareholders. The issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Bulletin Board
--------------
  The Company's Common Stock is traded on the Bulletin Board under the symbol "FPPC".

Transfer Agent
--------------
  The Transfer Agent for the shares of Common Stock is American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5513, telephone no. (303) 234-5300.

                                 LEGAL MATTERS

  Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Neuman, Drennen & Stone, LLC, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302.

                                    EXPERTS

  The financial statements of the Company as of December 31, 1997 and for each of the two years ended December 31, 1997 included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997, incorporated by reference herein, have been incorporated herein in reliance upon the report of Hein + Associates LLP, independent certified public accountants, incorporated by reference herein and upon the authority of that firm as experts in auditing and accounting.

PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

  The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference and made a part hereof:

  1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Commission on March 20, 1998, and amended on Form 10-KSB/A as filed with the Commission on April 2, 1998;

  2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, as filed with the Commission on May 14, 1998;

  3. The Company's Current Report on Form 8-K, as filed with the Commission on March 4, 1998, and amended on Form 8-K/A as filed with the Commission on May 1, 1998;

  4. The Company's Current Report on Form 8-K, as filed with the Commission on January 14, 1998.

  All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Ray D. Reaves, President, FieldPoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, Texas 78613.

Item 4. Description of Securities.
        -------------------------

  The class of securities to be offered hereby is registered under Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

  The legality of the Common Stock offered hereby will be passed on for the Company by the law firm of Neuman, Drennen & Stone, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado 80302.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

  The only statute, charter provision, bylaw, contract, or other arrangements under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

  (a) Sections 7-109-101 through 7-109-110 of the Colorado Corporation Code provide as follows:

  7-109-101.  DEFINITIONS.  AS USED IN THIS ARTICLE:

  (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

  (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

  (3)   "Expenses" includes counsel fees.

  (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

  (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

  (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

  (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

  7-109-102.  AUTHORITY TO INDEMNIFY DIRECTORS.

  (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

        (a) The person conducted himself or herself in good faith; and

        (b)      The person reasonable believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103.  MANDATORY INDEMNIFICATION OF DIRECTORS.

     Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.  ADVANCE OF EXPENSES TO DIRECTORS.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.  COURT-ORDERED INDEMNIFICATION OF DIRECTORS.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF
     DIRECTORS.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

     7-109-107.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND
     AGENTS.

     (1)  Unless otherwise provided in the articles of incorporation:

          (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     7-109-108.  INSURANCE.

     A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107.  Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.  LIMITATION OF INDEMNIFICATION OF DIRECTORS.

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the article of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110.  NOTICE TO SHAREHOLDER OF INDEMNIFICATION OF DIRECTOR.

     If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 *     *     *

Item 7. Exemption from Registration Claimed.
        -----------------------------------

  At the present time, Options to purchase 655,000 shares of the Registrant's Common Stock have been granted, and no Options to purchase have heretofore been exercised. Inasmuch as the key employees are knowledgeable, sophisticated and/or have access to comprehensive information relevant to the Registrant, such transactions are undertaken in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. As a condition precedent to such grant, such employees are required to express an investment intent and consent to the imprinting of a restrictive legend on the Option Certificate, and, until this Registration Statement is declared effective, each Stock Certificate to be received from the Registrant, upon exercise of the Option.

Item 8. Exhibits.
        --------

           Exhibit   Description
           -------   -----------

            2.0      Form of Stock Option Agreement

            4.1      Subscription Agreement

            4.2      Representations and Options Statement

            5.0 Opinion of Neuman, Drennen & Stone, LLC relating to the issuance of shares of Common Stock pursuant to the Common Stock Options granted to certain key employees of the Registrant.

           24.1 Consent of Neuman, Drennen & Stone, LLC included in the opinion filed as Exhibit 5.0 hereto

           24.2      Consent of Hein + Associates LLP, Certified Public
                     Accountants


Item 9. Undertakings.
        ------------

1.      The undersigned Registrant hereby undertakes:

  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to deliver, or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to Securityholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boulder, State of Colorado on the 31st day of July, 1998.

                                     FIELDPOINT PETROLEUM CORPORATION



                                     By: /s/ Ray D. Reaves
                                         ------------------------------------
                                         Ray D. Reaves, President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with Global Casinos, Inc. and on the dates indicated.

Signature                                 Position                 Date


/s/ Ray D. Reaves                   President, Chairman,          7/31/98
-------------------------         Chief Executive Officer,      ----------
Ray D. Reaves                      Chief Financial Officer         Date




/s/ Roger D. Bryant                       Director                7/31/98
-------------------------                                       ----------
Roger D. Bryant                                                    Date


/s/ Robert A. Manogue                     Director                7/31/98
-------------------------                                       ----------
Robert A. Manogue                                                 7/31/98